SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to sec. 240.14a-12.

Pioneer Variable Contracts Trust

(Name of Registrant(s) as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Please exercise your right to vote as soon as possible!

Dear Shareholder:

We recently sent you a Joint Proxy Statement concerning important proposals affecting your fund(s), which will be considered at a Joint Special Meeting of Shareholders of the Funds on June 13, 2017, at 2:00 p.m. Eastern Time at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110. This letter was sent because you held shares in the fund(s) on the record date and we have not received your vote.

Your Fund’s Board Recommends That You Vote “For” Each Proposal

Your Vote Is Very Important

Voting Now Helps Minimize Proxy Costs, Avoids Unnecessary Communications

And Eliminates Phone Calls To Shareholders

Please vote using one of the following options:

1.	VOTE ONLINE

Log on to the website or scan the square QR code shown on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the on-screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call the toll free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3.	VOTE BY MAIL

Complete, sign and date the proxy card and then return it in the enclosed postage paid envelope.

The Joint Proxy Statement we sent you contains important information regarding the proposals that you and other shareholders are being asked to consider. A copy of the Joint Proxy Statement may be viewed or downloaded at the website listed on your proxy card. Please read the materials carefully. If you have any questions regarding the proposals, or need assistance with voting, you may call Computershare Fund Services, the funds’ proxy solicitor, toll free at 1-866-905-2396.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

Securities offered through Pioneer Funds Distributor, Inc.,
60 State Street, Boston, MA. 02109
Underwriter of Pioneer mutual funds, Member SIPC
©2017 Pioneer Investments • us.pioneerinvestments.com 30187-00-0417	R1_28629_S56059